                             MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (this "Agreement"), dated as of September
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18, 1997 is made by and between CHS Management III, L.P., a Delaware limited partnership ("CHS"), and Communications Instruments, Inc., a North Carolina
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corporation (the "Company").
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                                  BACKGROUND
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          The Company desires to receive financial and management consulting services from CHS, and thereby obtain the benefit of the experience of CHS in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular. CHS is willing to provide financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate CHS for such services.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, CHS and the Company hereby agree as follows:

                                     TERMS
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          1.   Engagement.  The Company hereby engages CHS as a financial and
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management consultant, and CHS hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

          2.   Services of CHS. CHS hereby agrees during the term of this
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engagement to consult with the board of directors (the "Board") and the
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management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to: (a) corporate strategy; (b) budgeting of future corporate investments; (c) acquisition and divestiture strategies; and (d) debt and equity financings.

          3.   Compensation.
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          (a)  Monthly Fee. The Company agrees to pay to CHS as compensation for
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services to be rendered by CHS hereunder, a monthly fee equal to $41,667, payable monthly in arrears on the last day of each month, commencing on September 30, 1997 (with the monthly payment for the month ended September 30, 1997 being pro rated for the number of days between the date hereof and September 30, 1997).

          (b)  Recapitalization. The Company agrees to pay $500,000 to CHS on
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the date hereof as compensation for services rendered by CHS to the Company in connection with the transactions contemplated by the Recapitalization Agreement, dated as of August 6, 1997, by and among CII Technologies, Inc., a Delaware corporation and parent of the Company ("CII"), CII's stockholders, Code,
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Hennessy & Simmons III, L.P. and others, and in connection with the financing of such transactions (the "Recapitalization").
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          (c)  Future Acquisitions.  When and as the Company consummates the
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acquisition of any other business, company, product line or enterprise (each, an "Acquisition"), the Company will pay to CHS a fee equal to one percent (1%) of
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the Acquisition Price (as defined below) of such Acquisition as compensation for services to be rendered by CHS to the Company in connection with the consummation of such Acquisition. "Acquisition Price" means, with respect to a
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given Acquisition, the fair value of the total sale proceeds and other consideration received by the target company and its stockholders upon consummation of such Acquisition, including cash, securities, notes, consulting agreements, noncompete agreements, contingent payments, plus the fair value of all liabilities assumed.

          4.   Expense Reimbursement. The Company shall promptly reimburse CHS
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for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by CHS, its partners and employees in connection with the Recapitalization and future Acquisitions, and in connection with the rendering of services hereunder.

          5.   Term. This Agreement shall be in effect for an initial term of
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five years commencing on the date hereof, and shall be automatically renewed thereafter on a year to year basis unless one party gives 30 days' prior written notice of its desire to terminate this Agreement; provided, however, that this Agreement shall terminate on the first to occur of (a) the date of the sale of all or substantially all of the Company's or (so long as CII ownes a majority of the capital stock of the Company having the voting power (under ordinary circumstances) to elect a majority of the board of directors of the Company) CII's assets or (b) the date of the sale of capital stock of the Company or (so long as CII ownes a majority of the capital stock of the Company having the voting power (under ordinary circumstances) to elect a majority of the board of directors of the Company) CII having the voting power (under ordinary circumstances) to elect a majority of the board of directors of the Company or CII to any party or parties other than a Permitted Person. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by CHS in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

          6.   Indemnification.  The Company agrees to indemnify and hold
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harmless CHS, its officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

          7.   CHS an Independent Contractor. CHS and the Company agree that CHS
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shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CHS nor its partners or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

          8.   Notices. Any notice, report or payment required or permitted to
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be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

          If to CHS:

               CHS Management III, L.P.
               10 South Wacker Drive
               Suite 3175
               Chicago, IL  60606
               Attn: Brian P. Simmons

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Attn: Sanford E. Perl

          If to the Company:

               Communications Instruments, Inc.
               1396 Charlotte Highway
               Fairview, NC 28730
               Attn: Chief Executive Officer

          9.   Entire Agreement; Modification.  This Agreement (a) contains the
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complete and entire understanding and agreement of CHS and the Company with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of CHS in connection with the subject matter hereof; and (c) may not be modified except by an instrument in writing executed by CHS and the Company.

          10.  Waiver of Breach.  The waiver by either party of a breach of any
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provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

          11.  Assignment.  Neither CHS nor the Company may assign its rights or
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obligations under this Agreement without the express written consent of the other.

          12.  Choice of Law. This Agreement shall be governed by and construed
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in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

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          IN WITNESS WHEREOF, CHS and the Company have caused this Management Agreement to be duly executed and delivered on the date and year first above written.


                                   CHS MANAGEMENT III, L.P.

                                   By:  Code, Hennessy & Simmons, Inc.
                                   Its: General Partner

                                   By:   ___________________________

                                   Its:  ___________________________



                                   COMMUNICATIONS INSTRUMENTS, INC.

                                   By:   ___________________________

                                   Its:  ___________________________